UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 27, 2010

Waccamaw Bankshares, Inc.

(Exact name of registrant as specified in its charter)

North Carolina	001-33046	52-2329563
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 North J.K. Powell Boulevard, Whiteville, NC	28472
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (910) 641-0044

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 27, 2010, Waccamaw Bankshares, Inc. (the “Registrant”) held its annual meeting of shareholders. There were four proposals submitted to shareholders at the annual meeting. In the case of proposal 1, all of management’s director nominees were approved and elected to serve on the Registrant’s board of directors. All other proposals were also approved by the shareholders entitled to vote at the annual meeting. The proposals below are described in greater detail in the Registrant’s definitive proxy statement for the annual meeting filed on April 26, 2010, with the Securities and Exchange Commission.

The voting results were as follows:

Proposal 1: Proposal to elect three members of the board of directors for terms of three years.

Director	Votes For	Votes Withheld	Broker Non-Votes

Brian D. Campbell	2,838,959	117,348	723,095

Crawford Monroe Enzor III	2,815,180	141,127	723,095

R. Dale Ward	2,809,822	146,485	723,095

Proposal 2: Proposal to amend the articles of incorporation to increase the number of authorized shares of common stock from 25,000,000 to 50,000,000.

For	Against	Abstain	Broker Non-Votes

3,398,976	190,835	89,587	4

Proposal 3: Proposal to ratify the appointment of Elliott Davis, PLLC, as the Registrant’s independent registered public accounting firm for 2010.

For	Against	Abstain	Broker Non-Votes

3,571,350	19,985	88,066	0

Proposal 4: Proposal to authorize the board of directors to adjourn the annual meeting to allow time for further solicitation of proxies.

For	Against	Abstain	Broker Non-Votes

3,465,659	122,638	91,101	2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WACCAMAW BANKSHARES, INC.

By:	/s/ James G. Graham
James G. Graham
President and Chief Executive Officer

Dated: June 2, 2010